As filed with the Securities and Exchange Commission on September 17, 2008

Registration No. 333-143840

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2

TO

FORM SB-2

ON FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TOUCHMARK BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	20-8746061 (I.R.S. Employer Identification Number)

3740 Davinci Court, Suite 150,

Norcross, Georgia 30092

(770) 407-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William R. Short

Chief Executive Officer

3740 Davinci Court, Suite 150

Norcross, Georgia 30092

(770) 407-6710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Robert C. Schwartz, Esq.

Smith, Gambrell & Russell, LLP

Suite 3100, Promenade II

1230 Peachtree Street, N.E.

Atlanta, Georgia 30309

(404) 815-3758

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

An aggregate of 4,638,750 shares of common stock (including 482,500 shares underlying the warrants) and 482,500 warrants were initially registered in the offering that was declared effective by the Securities and Exchange Commission on August 31, 2007.

The Registrant’s offering was terminated on March 31, 2008 and a total of 3,470,391 shares of common stock and 472,500 warrants were issued. In addition, 472,500 shares of common stock remain reserved for issuance upon exercise of the warrants. The remaining 695,859 shares of common stock (including 10,000 shares underlying the unissued warrants) registered in the offering are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 on Form S-1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Norcross, State of Georgia, on September 16, 2008.

TOUCHMARK BANCSHARES, INC.

By:	/s/ William R. Short
William R. Short President and Chief Executive Officer (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ William R. Short William R. Short	President, Chief Executive Officer, Director	September 16, 2008

/s/ Robert D. Koncerak Robert D. Koncerak	Chief Financial Officer (Principal Accounting and Principal Financial Officer)	September 16, 2008

/s/ J. Egerton Burroughs* J. Egerton Burroughs	Director	September 16, 2008

/s/ J. William Butler* J. William Butler	Director	September 16, 2008

/s/ Daniel B. Cowart* Daniel B. Cowart	Director	September 16, 2008

/s/ Barry A. Culbertson* Barry A. Culbertson	Director	September 16, 2008

/s/ Howard R. Greenfield* Howard R. Greenfield	Director	September 16, 2008

/s/ Yuling R. Hayter* Yuling R. Hayter	Director	September 16, 2008

/s/ John L. Johnson* John L. Johnson	Director	September 16, 2008

/s/ Daniel J. Kaufman* Daniel J. Kaufman	Director	September 16, 2008

/s/ Moon K. Kim* Moon K. Kim	Director	September 16, 2008

Signature	Title	Date

/s/ C. Hiluard Kitchens, Jr.* C. Hiluard Kitchens, Jr.	Director	September 16, 2008

/s/ Sudirkumar C. Patel* Sudhirkumar C. Patel	Director	September 16, 2008

/s/ Thomas E. Persons, Sr.* Thomas E. Persons, Sr.	Director	September 16, 2008

/s/ Mukund C. Raja Mukund C. Raja	Director	September 16, 2008

/s/ Hasmukh P. Rama* Hasmukh P. Rama	Director	September 16, 2008

/s/ J. J. Shah* J. J. Shah	Director	September 16, 2008

/s/ Meena J. Shah* Meena J. Shah	Director	September 16, 2008

/s/ Bobby G. Williams* Bobby G. Williams	Director	September 16, 2008

/s/ Vivian A. Wong* Vivian A. Wong	Director	September 16, 2008

By:	/s/ William R. Short
William R. Short *Attorney-in-fact